Exhibit 99.1

(1)         The amount of shares of Class A common stock, par value $0.01, of EP Energy Corporation (the “Issuer”) reported as beneficially owned includes shares held of record by: (i) AIF PB VII (LS AIV), L.P. (“AIF LS AIV”), (ii) AIF VII (AIV), L.P. (“AIF VII”), (iii) AOP VII (EPE Intermediate), L.P. (“AOP Intermediate”), (iv) AP VII 892/TE (EPE AIV I), L.P. (“AP EPE I”), (v) AP VII 892/TE (EPE AIV II), L.P. (“AP EPE II”), (vi) AP VII 892/TE (EPE AIV III), L.P. (“AP EPE III”), (vii) AP VII 892/TE (EPE AIV IV), L.P. (“AP EPE IV”), (viii) Apollo Investment Fund (PB) VII, L.P. (“AIF (PB) VII”), (ix) ANRP (EPE AIV), L.P. (“ANRP EPE”), (x) ANRP (EPE Intermediate), L.P. (“ANRP Intermediate”), (xi) ANRP 892/TE (EPE AIV), L.P. (“ANRP 892”), (xii) EPE Domestic Co-Investors, L.P. (“Domestic Co-Investors”), (xiii) EPE Overseas Co-Investors (FC), L.P. (“Overseas Co-Investors”), (xiv) EPE 892 Co-Investors I, L.P. (“Co-Investor I”), (xv) EPE 892 Co-Investors II, L.P. (“Co-Investor II”), and (xvi) EPE 892 Co-Investors III, L.P. (“Co-Investor III,” and together with AIF LS AIV, AIF VII, AOP Intermediate, AP EPE I, AP EPE II, AP EPE III, AP EPE IV, AIF (PB) VII, ANRP EPE, ANRP Intermediate, ANRP 892, Domestic Co-Investors, Overseas Co-Investors, Co-Investor I and Co-Investor II, the “Apollo Funds”).

Apollo Management VII, L.P. (“Management VII”) is the manager of AIF LS AIV, AIF VII, AOP Intermediate, AP EPE I, AP EPE II, AP EPE III, AP EPE IV and AIF (PB) VII.  Apollo Commodities Management, L.P. with respect to Series I (“Commodities Management”) is the manager of ANRP EPE, ANRP Intermediate and ANRP 892.  Apollo Commodities Management GP, LLC (“Commodities GP”) is the general partner of Commodities Management.  EPE Acquisition Holdings, LLC (“Acquisition Holdings”) is the general partner of Domestic Co-Investors, Overseas Co-Investors, Co-Investor I, Co-Investor II and Co-Investor III.  Management VII and Commodities Management are the members and managers of Acquisition Holdings.  AIF VII Management, LLC (“AIF VII LLC”) is the general partner of Management VII.  Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VII LLC. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP and of Commodities GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP. Each of the Apollo Funds, Management VII, Commodities Management, Commodities GP, Acquisition Holdings, AIF VII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s Class A common stock owned of record by any of the Apollo Funds except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of each of AIF LS AIV, AIF VII, AOP Intermediate, AP EPE I, AP EPE II, AP EPE III, AP EPE IV, AIF (PB) VII, ANRP 892, Domestic Co-Investors, Co-Investor I, Co-Investor II and Co-Investor III is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of Overseas Co-Investors is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, Grand Cayman KY1-9005, Cayman Islands.  The address of ANRP EPE, ANRP Intermediate, Management VII, Commodities Management, Commodities GP, Acquisition Holdings, AIF VII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.